EXHIBIT 21.1

SYKES ENTERPRISES, INCORPORATED

LIST OF SUBSIDIARIES

As of February 20, 2014, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

Subsidiary	State or Jurisdiction of Organization
Sykes Australia Pty. Ltd.	Australia
Sykes Financial Services Pty. Ltd.	Australia
Sykes do Brasil Servicos de Teleatendlmento Para Clientes	Brazil
Sykes Assistance Services Corporation	Canada
ICT Canada Marketing, Inc.	Canada
Alpine Access Canada, Inc	Canada
Sykes Colombia S.A.S.	Colombia
Alpine Access, Inc.	Delaware
Sykes Latin America, S.A.	Costa Rica
ICT Enterprises, Inc.	Delaware
ICT Accounts Receivable Management, Inc.	Delaware
Sykes Enterprises Denmark ApS	Denmark
Sykes El Salvador, Ltda	El Salvador
Sykes Egypt LLC	Egypt
Sykes Finland Oyin	Finland
Sykes Enterprises – South Africa, Inc.	Florida
Sykes Realty, Inc.	Florida
Sykes Telehealth Services, Inc.	Florida
SEI Consulting Services, Inc.	Florida
SEI Employment Services, Inc.	Florida
Sykes Enterprises Bochum GmbH & Co. KG	Germany
Sykes Enterprises GmbH	Germany
Sykes Enterprises Berlin GmbH & Co. KG	Germany
Sykes Enterprises Support Services B.V. & Co. KG	Germany
Sykes Enterprises Management GmbH	Germany
Sykes Enterprises Verwaltungs and Management GmbH	Germany
Sykes Central Europe Kft	Hungary
Sykes Enterprises (India) Pvt Ltd	India
Sykes Business Services of India Private Limited	India
Eurotel Marketing Limited	Ireland
Sykes Enterprises Italy S.r.L	Italy
SEI International Services S.a.r.l.	Luxembourg
SEI Offshore Holdings Operations S.a.r.l.	Luxembourg
Sykes India Holdings Corporation	Mauritius
ICT Marketing Services of Mexico, S. de R.L. de C.V.	Mexico

Subsidiary	State or Jurisdiction of Organization
Sykes Enterprises Norway AS	Norway
Sykes Enterprises Eastern Europe S.R.L.	Romania
LINK Network Limited	Scotland
Sykes Global Services Limited	Scotland
ICT Marketing Services of Asia Pacific Pte. Ltd	Singapore
Sykes Slovakia Sro	Slovakia
Sykes Sweden AB	Sweden
McQueen International B.V.	Netherlands
Sykes Enterprises Incorporated BV	Netherlands
Sykes Enterprises Incorporated Holdings B.V.	Netherlands
Sykes International Holdings BV	Netherlands
Sykes Netherlands Group B.V.	Netherlands
Shanghai Pintian Information Technology Service Co., Ltd.	People’s Republic of China
Guangzhou Pin Duo Information Technology Service Co. Ltd.	People’s Republic of China
Sykes (Shanghai) Co. Ltd	People’s Republic of China
Sykes Asia Inc.	The Philippines
Sykes Marketing Services, Inc.	The Philippines